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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          State Street Capital Trust II
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             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                13-7147835
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

c/o State Street Bank and Trust Company,
                  N.A.
     61 Broadway, 15/th/ Floor
         New York, New York                                    10006
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(Address of Principal Executive Offices)                    (Zip Code)

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
If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section
of the Exchange Act and is effective               12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c), please      pursuant to General Instruction A.(d),
check the following box: [_]                       please check the following box:  [X]
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Securities Act registration statement file number pursuant to which this form
relates:    333-98267
         ---------------
         (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:     Name of Each Exchange on Which Each
                                             Class is to be Registered:

N/A                                          N/A
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Securities to be registered pursuant to Section 12(g) of the Act:

                  Floating Rate Medium Term Capital Securities
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                                (Title of class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the Floating Rate Medium Term Capital Securities (the "Capital Securities") issued by State Street Capital Trust II, a Delaware statutory trust, representing a corresponding amount of junior subordinated debentures issued by State Street Corporation. The Capital Securities will be fully and unconditionally guaranteed on a subordinated basis by State Street Corporation.

         For a description of the Capital Securities, reference is made to the description of the Capital Securities included in the Prospectus Supplement dated January 14, 2003 relating to the Capital Securities and the description of the Capital Securities in the Prospectus dated November 27, 2002, which descriptions are incorporated herein by reference. The Prospectus Supplement and the Prospectus form part of the Registration Statement on Form S-3 (Commission File No. 333-98267), as amended and supplemented, which has been declared effective by the Securities and Exchange Commission. The final Prospectus Supplement has been filed pursuant to Rule 424(b)(5) under the Securities Act and is incorporated herein by reference.

Item 2.   EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

          1. Certificate of Trust of State Street Capital Trust II, as filed with the Delaware Secretary of State on March 25, 1998 (filed with the Securities and Exchange Commission as Exhibit 4.18 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143, and incorporated by reference).

          2. Declaration of Trust of State Street Capital Trust II among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein (filed with the Securities and Exchange Commission as Exhibit 4.21 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143, and incorporated by reference).

          3. Form of Global Capital Securities Certificate for State Street Capital Trust II (filed with the Securities and Exchange Commission as Exhibit D to Exhibit 4.24 to Registrant's Current Report on Form 8-K filed on January 21, 2003, and incorporated by reference herein).

          4. Amended and Restated Trust Agreement for State Street Capital Trust II among State Street Corporation, as Depositor, Bank One Trust Company, N.A., as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein (filed with the Securities and Exchange Commission as

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      Exhibit 4.24 to Registrant's Current Report on Form 8-K filed on January
      21, 2003, and incorporated by reference herein).

5. First Supplemental Indenture to the Junior Subordinated Indenture between the Registrant and Bank One Trust Company, N.A. (filed with the Securities and Exchange Commission as Exhibit 4.27 to Registrant's Current Report on Form 8-K filed on January 21, 2003, and incorporated by reference herein).

6. Form of Floating Rate Medium Term Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.27 to Registrant's Current Report on Form 8-K filed on January 21, 2003, and incorporated by reference herein).

7. Guarantee Agreement for State Street Capital Trust II between State Street Corporation, as guarantor, and Bank One Trust Company, N.A., as trustee (filed with the Securities and Exchange Commission as Exhibit 4.26 to Registrant's Current Report on Form 8-K filed on January 21, 2003, and incorporated by reference herein).

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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 STATE STREET CORPORATION


                                 By: /s/ Frederick P. Baughman
                                    -------------------------------------
                                    Name:  Frederick P. Baughman
                                    Title: Senior Vice President, Controller and
                                           Chief Accounting Officer


Date: January 21, 2003

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